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                                                                    Exhibit 10.2



                   FIRST AMENDMENT TO TERMINATION AGREEMENT




        THIS FIRST AMENDMENT TO TERMINATION AGREEMENT ("First Amendment") is made and entered into as of this 25th day of August, 1995, by and between PROPERTY CAPITAL TRUST, a Massachusetts business trust ("PCT"), and ROBERT M. MELZER (the "Officer"), with reference to the following facts:

        A. PCT and the Officer entered into that certain Termination Agreement dated as of October 19, 1992 (the "Termination Agreement") concerning, among other things, the payment of a Termination Fee (as defined in the Termination Agreement) to the Officer upon the occurrence of certain events.

        B. PCT recently adopted a new business plan (the "Business Plan") that contemplates the sale of all of PCT's properties, which Business Plan may take approximately three to five years fully to implement.

        C. PCT wishes to retain the Officer in its employ in order to assist in the implementation of the Business Plan, and therefore wishes to modify the Termination Agreement as provided herein.

        WHEREFORE, by reason of the foregoing facts, which constitute a part of this First Amendment, PCT and the Officer hereby agree as follows:
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        1.       Paragraph 1.g. of the Termination Agreement is hereby deleted in its entirety and the following is substituted therefor:

                "g. A 'Qualified Termination of Employment' shall be deemed to have occurred if the Officer's employment with PCT shall be terminated prior to October 19, 2000 either (i) by PCT other than for Cause or (ii) by the Officer for Good Reason."


        2. Paragraph 1.h. of the Termination Agreement is hereby deleted in its entirety and the following is substituted therefor:

                "h. 'Termination Fee' shall mean prior to October 19, 1997 150% of the Applicable Compensation and on or after October 19, 1997 100% of the Applicable Compensation."

        3. Paragraph 2.a. of the Termination Agreement is hereby deleted in its entirety and the following is substituted therefor:

                 "a. A Termination Fee shall be payable to the Officer (i) if during the 6 months following a Change of Control the Officer elects to terminate his own employment, provided he was an employee of PCT at the time of the Change of Control (and such election occurs prior to October 19, 2000), or (ii) following a Qualified Termination of Employment. Payment of the Termination Fee shall be made within 30 days of the effective date of termination."

        4. Capitalized terms not otherwise defined herein shall have the same meanings given them in the Termination Agreement.

        5. Except as modified herein, the Termination Agreement shall remain in full force and effect in accordance with its terms.






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        D.       The obligations incurred by PCT under or with respect to this
First Amendment do not constitute personal obligations of the Trustees, officers, employees or shareholders of PCT, or of any such Trustees, officers, employees or shareholders, and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Officer agrees to look solely to the assets of PCT for satisfaction of any liability of PCT under or with respect to this First Amendment and not to seek recourse against such Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

        NOW, THEREFORE, PCT and the Officer have executed this First Amendment as of the date first above written.

                                           PROPERTY CAPITAL TRUST


                                           By: ________________________
                                                   Walter F. Leinhardt,
                                                   as Trustee and not
                                                   individually



                                           ____________________________
                                                   Robert M. Melzer